The Bank of New York
101 Barclay Street, 22nd Floor
New York, NY 10286




JANUARY 3, 2006





Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Shares evidenced
by American Depositary Receipts, each
representing fifteen Ordinary Shares of Taylor
Nelson Sofres plc
(Form F6 File No. 3337994)

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Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the Securities
Act of 1933, as amended, on behalf of The Bank of New York, as Depositary for securities against which American Depositary Receipts are to be issued, we attach a copy of the new prospectus (Prospectus) reflecting the change in ratio of Taylor Nelson Sofres plc ordinary shares from 1 ADR representing 15 Ordinary
Shares to 1 ADR representing 4 Ordinary shares.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III. B. of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with revised ADR to Ordinary share
Ratio of Taylor Nelson Sofres plc.

The Prospectus has been revised to reflect the new nominal value from 25 Pence to 10 U.S.
cents by addition of the following notation:

AS OF JANUARY 3, 2006, THE RATIO WILL
BE 1 ADR EQUALS 4 ORDINARY SHARES.

Please contact me with any questions or
comments at 212 8154244.